UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2021

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 605, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CIDM	Nasdaq Global Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On August 6, 2021, Tom Bu resigned from the Board of Directors (the “Board”) of Cinedigm Corp. (the “Company”), effective immediately, to pursue other personal interests. Mr. Bu was a designee of Bison Entertainment Investment Limited (“Bison”) pursuant to designation rights (the “Designation Rights”) in the Stock Purchase Agreement dated as of June 29, 2017 between Bison and the Company.

(d)       On August 9, 2021, the Board appointed Ashok Amritraj as a director to fill the vacancy resulting from Mr. Bu’s resignation. Mr. Amritraj will serve on the Audit Committee and the Nominating Committee of the Board.

Mr. Amritraj, age 65, has been Chairman and CEO of Hyde Park Entertainment, Inc. since 2000 and is an internationally renowned award-winning film producer, having made over 100 films during the span of his 35-year career. Mr. Amritraj is involved with philanthropic causes, and was appointed a United Nations India Goodwill Ambassador in 2016 and, in 2018, by decree of the President of the Republic of France, was appointed a Chevalier (Knight) of the Ordre National du Merité. Mr. Amritraj serves on the Producers A2025 Committee to advance inclusion and equitable opportunities at the Academy of Motion Picture Arts and Sciences as well as on the advisory board for the Dodge Film School at Chapman University.

Mr. Amritraj will receive compensation for service to the Board in accordance with the non-employee director compensation program paid by the Company to all non-employee directors.

On August 10, 2021, the Company issued a press release announcing Mr. Amritraj’s appointment, a copy of which is filed herewith as Exhibit 99.1.

(e)       On August 6, 2021, the Company amended its 2017 Equity Incentive Plan (the "Plan Amendment") to increase the maximum amount of shares that can be issued to non-employee directors on an annual basis. The Plan Amendment does not constitute a material amendment pursuant to Nasdaq Listing Rule 5635(c).

The foregoing description of the Plan Amendment is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 4 to the 2017 Equity Incentive Plan.
99.1	Press release dated August 10, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM CORP.
Dated: August 10, 2021	By:	/s/ Gary S. Loffredo
Gary S. Loffredo President, Chief Operating Officer, General Counsel and Secretary

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